UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Bio Matrix Scientific Group, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	33-0824714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1204 Tangerine Street El Cajon, CA	92021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

( 619 822 2602 )

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $0.0001 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

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FORWARD-LOOKING STATEMENTS

This Form 10, including the documents that will be incorporated by reference into this Form 10, contains “forward-looking statements” regarding our plans, expectations, estimates and beliefs. Forward-looking statements in this Form 10 are typically identified by words such as “anticipate,” “believe,” “expect,” “estimate,” “intend,” “will,” “may” and other similar expressions. These forward-looking statements may include, among other things, statements about:

  •   Our capital needs

  •   The competitiveness of the business in our industry

  •   Our strategies

  •   Other statements that are not historical facts.

These statements are only predictions, based on our current expectations about future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties, and our actual results, performance, or achievements could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause our actual results, performance, or achievements to differ include the following, among others:

  •   Changes in general economic and business conditions

  •   Actions of our competitors

  •   Changes in any regulatory requirements

  •   The time and expense involved in research and development activities

  •   Changes in our business strategies

The forward-looking statements in this Form 10 reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We do not undertake any responsibility to update information in this Form 10 or incorporate by reference into this Form 10 if any forward-looking statement later turns out to be inaccurate.

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Item 1. Business.

Bio-Matrix Scientific Group, Inc. (“Company”) was organized October 6, 1998, under the laws of the State of Delaware as Tasco International, Inc.

From October 6, 1998 to June 3, 2006 its activities have been limited to capital formation, organization, and development of its business plan to provide production of visual content and other digital media, including still media, 360-degree images, video, animation and audio for the Internet.

On July 3, 2006 the Company abandoned its efforts in the field of digital media production when it acquired 100% of the share capital of Bio-Matrix Scientific Group, Inc., a Nevada corporation, (“BMSG”) for consideration consisting of 10,000,000 shares of the common stock of the Company and the cancellation of 10,000,000 shares of the Company owned and held by John Lauring.

As a result of this transaction, the former stockholder of BMSG held approximately 80% of the voting capital stock of the Company immediately after the transaction. For financial accounting purposes, this acquisition was a reverse acquisition of the Company by BMSG under the purchase method of accounting, and was treated as a recapitalization with BMSG as the acquirer.

On July 31, 2019 the Company acquired 100% of the share capital of Pine Hills, Inc. (“Acquisition”), a Wyoming corporation, for consideration consisting of:

8,160,000,000 common shares of the Company issued to Heather Cassady, the sole shareholder of Pine Hills, Inc. (“Pine Hills Shareholder”)

The agreement that the sole officer and director of the Company shall resign and the Company shall appoint the nominees of the Pine Hills Shareholder to serve as Chairman of the Company, Chief Executive Officer of the Company, Chief Financial Officer of the Company, Secretary of the Company and Treasurer of the Company.

The cancellation by the Company of all outstanding shares of Series AA and Series AA Preferred stock of the Company.

Upon completion of the Acquisition, the Pine Hills shareholder owned approximately 54% of the voting capital stock of the Company immediately after the transaction. For financial accounting purposes, this acquisition was a reverse acquisition of the Company by Pine Hills, Inc. and was treated as a recapitalization with Pine Hills Inc. as the acquirer.

The Company, through its wholly owned subsidiary Pine Hills, Inc., provides services consisting of data storage and the archiving of corporate documents.

Within the last three years we have not:

been in bankruptcy, receivership or any similar proceeding;

been in default of the terms of any note, loan, lease, or other indebtedness or financing arrangement requiring the issuer to make payments been subject to any current, past, pending or threatened legal proceedings or administrative actions either by or against us that could have a material effect on our business, financial condition, or operations and any current, past or pending trading suspensions by a securities regulator

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Principal products or services and their markets

The Company, through its wholly owned subsidiary Pine Hills , Inc., provides the following services:

1. Long term data and document storage

2. Daily data backup

3. The setup of Cloud systems for multiple location information distribution and sharing

The Company primarily markets its services to small businesses within Southern California which do not possess in house Information Technology departments.

From the period from inception (February 7, 2019) to July 31, 2019 Pine Hills, Inc. generated revenue of $12,879. 100% of revenue was attributable to the providing of long term data and document storage.

Distribution methods of the products or services

The Company’s wholly owned subsidiary Pine Hills Inc. distributes its services directly to its customers.

Competitive business conditions, the issuer’s competitive position in the industry, and methods of competition

Pine Hills , Inc., our operating subsidiary, is recently formed and has yet to achieve substantial revenues or profits (Revenues from inception to July 31, 2019 equal $12,879 and operating income for the period equals $742 ). The industries in which we compete and intend to compete are highly competitive and characterized by rapid technological advancement. Many of our competitors have greater resources than we do. We intend to compete by providing simple, cost effective solutions to data management, sharing and storage to small businesses in the Southern California region.

Sources and availability of raw materials and the names of principal suppliers:

The supplies and materials required to conduct our operations are available through a wide variety of sources and are currently obtained through a wide variety of sources.

Dependence on one or a few major customers:

During the period beginning with the inception of Pine Hills, Inc. to July 31, 2019:

One customer accounted for 73.8% of our revenue

One customer accounted for 16.2% of our revenue

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including their duration:

None

The need for any government approval of principal products or services and the status of any requested government approvals:

The providing of the Company’s principal services do not require government approval.

Effect of existing or probable governmental regulations on the business;

The Company is unaware of any existing or probable governmental regulation which would have a material effect on the Company’s business.

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Estimate of the amount spent during each of the last two fiscal years on research and development activities, and, if applicable, the extent to which the cost of such activities are borne directly by customers;

During the period from inception to July 31, 2019 the Company’s operating subsidiary has not spent funds on research and development activities.

Costs and effects of compliance with environmental laws (federal, state and local);

We have not incurred any unusual or significant costs to remain in compliance with any environmental laws.

Number of total employees and number of full-time employees

As of the date of this document, the Company has 2 employees of which one is full time.

Item 2. Financial Information.

Management's discussion and analysis of financial condition and results of operations

As of July 31, 2019 the Company had Cash of $1,722 and Current Liabilities of $67,687 consisting of Notes Payable and Accounts Payable. During the period beginning with the inception of Pine Hills, Inc. ( February 7, 2019) and ending July 31, 2019 the Company had revenues of $12,879 and operating income of $742. During the period beginning with the inception of Pine Hills, Inc. ( February 7, 2019) and ending July 31, 2019 the Company recognized a Net Loss of $1,573,483 primarily attributable to a one time noncash charge of $1,574,225 resulting from the aggregate of:

15, 616,865, 172 Common Shares of the Company recognized in the reverse merger with Pine Hills, Inc. (“Reverse Merger”) at par value ($0.0001)

2,025,846 Preferred Shares of the Company recognized in the Reverse Merger at par value ($0.0001)

724,222 of the Series B Preferred Shares of the Company recognized in the Reverse Merger at par value ($0.0001)

a noncash charge of $12,483 representing the net liabilities recognized in the Reverse Merger.

As our operating subsidiary was not formed until February 7, 2019 there is no comparable prior period.

The Company feels it will not be able to satisfy its cash requirements over the next twelve months and shall be required to seek additional financing.

From inception to the date of this document sources of liquidity for our operating subsidiary have primarily been revenues from operations.

The Company currently plans to raise additional funds primarily by offering securities for cash.

There is no guarantee that we will be able to raise any capital through any type of offerings. We cannot assure that we will be successful in obtaining additional financing necessary to implement our business plan. We have not received any commitment or expression of interest from any financing source that has given us any assurance that we will obtain the amount of additional financing in the future that we currently anticipate. For these and other reasons, we are not able to assure that we will obtain any additional financing or, if we are successful, that we can obtain any such financing on terms that may be reasonable in light of our current circumstances.

As of September 27, 2019 we are not party to any binding agreements which would commit the Company and/or the Company’s operating subsidiary to any material capital expenditures.

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Off Balance Sheet Arrangements

We are not party to any off balance sheet arrangements, as “Off Balance Sheet Arrangement” is defined in Regulation SK Item 303 4(ii).

Item 3. Properties.

The Company is currently utilizing the home of Timothy Foat (Chief Executive Officer of the Company, Chief Financial Officer of the Company, Secretary of the Company and Treasurer of the Company) as its principal executive office. This space is being provided free of charge to the Company.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock as of September 30, 2019 for (1) each person known by the Company to beneficially own more than 5% of each class of the Company’s voting securities, (2) each executive officer, (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group.

Based on 15,616,865,172 shares outstanding as of September 30, 2019

Title of Class	Name and Address	No. of shares		%
Common	Heather Cassady	8,160,000,000		52.25%
	c/o Bio Matrix Scientific Group, Inc.
	1204 Tangerine Street
	El Cajon, CA
Common	Timothy Foat
	c/o Bio Matrix Scientific Group, Inc.	16,753,546	*	0.11%
	1204 Tangerine Street
	El Cajon, CA
All Officers and Directors as a group		8,176,753,546		52.36%

* Includes 12,500,000 shares held by the Sherman Family Trust for which Mr. Foat serves, as Trustee
Includes 672,500 shares held by Dunhill Ross Partners, Inc. which is controlled by Mr. Foat
Includes 792,500 shares held by the Bio Technology Business Trust for which Mr. Foat serves as Trustee
Includes 437,143 shares held by Bioscientific Consultants LLC which is controlled by Mr. Foat
Includes 3,757 shares held by Sunset Cliff Compliance which is controlled by Mr. Foat

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Based on 2,025,760 shares outstanding as of September 30, 2019

Title of Class	Name and Address	No. of shares		%
Preferred	Timothy Foat	4,555	*	less than 1%
	c/o Bio Matrix Scientific Group, Inc.
	1204 Tangerine Street
	El Cajon, CA
Preferred	David Koos	524,079	**	25.87%
	4700 Spring Street
	La Mesa CA 91941
All Officers and Directors as a group		4,555	*	less than 1%

* Includes 2,300 shares held by the Bio Technology Business Trust for which Mr. Foat serves as Trustee
Includes 1,068 shares held by Bioscientific Consultants LLC which is controlled by Mr. Foat
Includes 1,187 shares held by Dunhill Ross Partners, Inc. which is controlled by Mr. Foat
** includes 458,503 from the BMXP Holdings Shareholders Business Trust for which Mr. Koos acts as Trustee
Includes 62,056 from Bombardier Pacific Ventures an entity controlled by Mr. Koos.

Based on 724,198 shares outstanding as of September 30, 2019

Title of Class	Name and Address	No. of shares		%
Preferred B	Timothy Foat
	c/o Bio Matrix Scientific Group, Inc.	4973	*	less than 1%
	1204 Tangerine Street
Preferred B	David Koos	95176		13.14%
	4700 Spring Street
	La Mesa CA 91941
All Officers and Directors as a Group		4973	*	less than 1%

* Includes 2678 shares held by Bioscientific Consultants LLC which is controlled by Mr. Foat
Includes 179 shares held by the Bio Technology Business Trust for which Mr. Foat serves as Trustee
Includes 75 shares held by Sunset Cliff Compliance which is controlled by Mr. Foat
** includes 9,171from the BMXP Holdings Shareholders Business Trust for which Mr. Koos acts as Trustee
Includes 58,935 from Bombardier Pacific Ventures an entity controlled by Mr. Koos.

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Item 5. Directors and Executive Officers.

Heather Cassady, 48 years old, is Chairman of the Board of Directors of the Company and Chief Technology Officer and sole officer of Pine Hills, Inc.

Ms. Cassady has served as Chairman of the Board of Directors of the Company since July 31, 2019. Ms. Cassady has been employed as Chief Technology Officer of Pine Hills, Inc. and President of Pine Hills, Inc. from February 7, 2019 to the date of this document.

Ms. Cassady has been granted a Certificate in Medical Billing from Kaplan College.

5 Year Employment History

Position:	Company Name:	Employment Dates:
Independent Consultant providing billing systems and data management services	N/A	February 1, 2013 to February 7, 2019
Sole Officer, Chief Technology Officer	Pine Hills, Inc.	February 7, 2019 to the Present

Directorships Held

Chairman	Bio-Matrix Scientific Group, Inc.	July 31, 2019 to the Present

Mr. Timothy Foat, 54 Years Old, has served as Chief Executive Officer of the Company, Chief Financial Officer of the Company, Secretary of the Company and Treasurer of the Company since July 31, 2019

Mr. Foat has been granted a certificate in computer repair from Associated Technical College in 1992.

Mr. Foat serves as sole officer and Director of Bostonia Partners, Inc. and as sole officer and director of Dunhill Ross Partners, Inc. where his duties include providing Systems Management consulting services and regulatory compliance services.

5 Year Employment history

Position:	Company Name:	Employment Dates:
Sole Officer and Director	Dunhill Ross Partners, Inc.	March 23, 2013 to the Present
Sole Member	Bioscientific Consultants LLC	June 2007 to July 2016
Sole Officer and Director	Bostonia Partners, Inc.	January 2015 to the Present

During the past ten years, none of our officers or directors has:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

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Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

There are no family relationships between our officers and directors.

Item 6. Executive Compensation.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Restricted Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Koos, Chairman andChief Executive Officer Resigned July 31, 2019	2019	0	0	0	0	0	0	0	0	0
	2018	0	0	0	0	0	0	0	0	0
Heather Cassady, Chairman of the Board of Directors	2019	$10,921	0	0	0	0	0	0	0	$10,921
Timothy Foat , Chief Executive Officer	2019	0	0	0	0	0	0	0	0	0

Heather Cassady’s compensation was paid by Pine Hills Inc., the Company’s sole operating subsidiary. Pine Hills, Inc. did not exist during the Fiscal Year ended July 31, 2019. Heather Cassady was not employed by the Company during the Fiscal Year Ended July 31, 2018

Timothy Foat was not employed by the Company during the Fiscal Year Ended July 31, 2018.

Neither Timothy Foat nor Heather Cassady is party to an employment agreement with either the Company or its operating subsidiary Pine Hills, Inc.

We have not adopted a stock option plan, benefits plan, retirement plan or any long term incentive plans and did not have any stock options outstanding as of the date of this filing. We do not provide any Director's Compensation at this time.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Audit Committee and Audit Committee Financial Expert

Our sole Directors may not be considered independent as she is an officer and employee of our wholly owned subsidiary Pine Hulls, Inc. We are not a "listed company" under Securities and Exchange Commission (“SEC”) rules and are therefore not required to have an audit committee comprised of independent directors. We do not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, Our Board of Directors is deemed to be our audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. Our Board of Directors has determined that its sole member is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, our Board of Directors believes that its sole members has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

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Nominating and Compensation Committees

We do not have standing nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for us not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. We are not a "listed company" under SEC rules and are therefore not required to have a compensation committee or a nominating committee.

Shareholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board’s review of the candidates’ resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. We do not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

We do not have any restrictions on shareholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware law and the federal proxy rules. The board of directors will consider suggestions from individual shareholders, subject to evaluation of the person's merits. Stockholders may communicate nominee suggestions directly to the board of directors, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. There are no formal criteria for nominees.

Code of Ethics

On August 31, 2006 we adopted our Code of Ethics. The Code is specifically designated to be a part of an effective program to prevent and detect violations of law and moral values.

Related Party Transactions

During the period commencing from inception of Pine Hills, Inc. and ending July 31, 2019 a company controlled by the Company’s Chief Executive Officer made capital contributions of $630 to the Company.

The Company utilizes office space free of charge provided by a company controlled by the Company’s Chief Executive Officer.

On July 31, 2019 the Company consummated the acquisition of 100% of the outstanding shares of Pine Hills , Inc. for consideration consisting of the following:

8,160,000,000 common shares of the Company issued to Heather Cassady, the sole shareholder of Pine Hills, Inc. (“Pine Hills Shareholder”)

The resignation of the sole officer and director of the Company, David R. Koos

The appointment of Heather Cassady as Chairman of the Company.

The appointment of Timothy Foat to the positions of Chief Executive Officer of the Company, Chief Financial Officer of the Company, Secretary of the Company and Treasurer of the Company.

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The cancellation by the Company of all outstanding shares of Series AA and Series AA Preferred stock of the Company.

The acquisition of Pine Hills, Inc. (“PHI”) was accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, the Company was treated as the “acquired” company for accounting purposes. This determination was primarily based on PHI’s equity holders having a majority of the voting power of the combined company, PHI. comprising the ongoing operations of the combined entity, PHI comprising a majority of the governing body of the combined company, and senior management selected by the former majority shareholder of PHI comprising the senior management of the combined company.

The following assets and liabilities of the Company were recognized in connection with the reverse merger as of July 31, 2019:

Assets:
Cash:	$340
Accrued Interest Receivable:	$6,884

Investment Securities with a Fair Value of $48,199

Liabilities:
Accounts Payable of $295.
Notes Payable of $67,392

The completion of the reverse merger resulted in the Company recognizing a one time noncash charge of $1,574,225 resulting from the aggregate of:

15, 616,865, 172 Common Shares of the Company recognized in the reverse merger at par value ($0.0001)

2,025,846 Preferred Shares of the Company recognized in the reverse merger at par value ($0.0001)

724,222 of the Series B Preferred Shares of the Company recognized in the reverse merger at par value ($0.0001)

a noncashcharge of $12,483 representing the net liabilities recognized in the reverse merger.

Item 8. Legal Proceedings.

None

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The Company’s common stock is a "penny stock," as defined in Rule 3a51-1 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of the Company is subject to the penny stock rules, it may be more difficult to sell common stock of the Company.

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Our common stock is currently traded on the OTC Market  under the symbol "BMSN". Below is the range of high and low bid information for our common equity for each quarter within the last two fiscal years. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

August 1, 2017 to July 31, 2018	High	Low
First Quarter	.0002	.0001
Second Quarter	.0002	.0001
Third Quarter	.0001	.0001
Fourth Quarter	.0002	.0001
August 1, 2018 to July 31, 2019	High	Low
First Quarter	.0001	.0001
Second Quarter	.0003	.0001
Third Quarter	.0002	.0001
Fourth Quarter	.0001	.0001

The stockholders' equity section of the Company contains the following classes of capital stock as of July 31, 2019:

Preferred stock, $0.0001 par value; 20,000,000 shares authorized:

2,025,760 Preferred Shares, par value $0.0001, issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series B Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

0 Series AA Preferred Shares, par value $0.0001, issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times ten thousand (10,0000).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

 0 Series AAA Preferred Shares, par value $0.0001, issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times one hundred thousand (100,0000).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

724,198 Series B Preferred Shares, Par Value $0.0001, issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series B Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series B Preferred Stock owned by such holder times two (2).

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On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Non Voting Convertible Preferred Stock, $1.00 Par value, 200,000 shares authorized, 0 shares issued and outstanding

Each Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the corporation of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Non Voting Convertible Preferred shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Common stock, $ 0.0001 par value; 16,000,000,000 shares authorized: 15,616,865,172 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

We have not paid dividends on our common stock in the past and do not anticipate paying dividends on our common stock in the foreseeable future. We anticipate that we will retain future earnings, if any, to fund the development and growth of our business. The Delaware general Corporation Law (“DGCL”) prohibits us from declaring and paying a dividend on our capital stock at a time when we do not have either (as defined under that law):

•	a surplus, or, if we do not have a surplus,
•	net profit for the year in which the dividend is declared and for the immediately preceding year.

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We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Our Transfer Agent is:

Securities Transfer Corporation

2901 N. Dallas Parkway, Plano, Texas 75093

469-633-0101

stc@stctransfer.com

As of September 27, 2019 we have approximately 462 holders of our common stock.

Item 10. Recent Sales of Unregistered Securities

Common Shares

On May 6, 2016 the Company issued 287,138,354 of its Common Shares (“Shares”) in satisfaction of $28,713 of convertible indebtedness.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On September 6, 2016 the Company issued 390,068,951 of its Common Shares (“Shares”) in satisfaction of $39,006 of convertible indebtedness.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On September 21, 2016 the Company issued 419,124,717 of its Common Shares (“Shares”) in satisfaction of $41,912 of convertible indebtedness.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

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On December 5, 2016 the Company issued 401,275,700 of its Common Shares (“Shares”) in satisfaction of $40,140 of convertible indebtedness.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On July 18, 2019 the Company issued 500,000,000 of its Common Shares (“Shares”) is satisfaction of $25,000of indebtedness.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On July 18, 2019 the Company issued 8,160,000,000 Common Shares (“Shares”) in consideration of all issued and outstanding shares of Pine Hills, Inc.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

Preferred Shares

On November 29, 2019 the Company issued 960,000 shares of its Series AAA Preferred Stock(“Shares”) in satisfaction of $10,000 of indebtedness.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

Cancellation of Preferred Shares

On July 26, 2019 1,000,000 of the issued and outstanding Series AAA Preferred shares of the Company were cancelled.

On July 26, 2018 94,852 of the issued and outstanding Series AA Preferred shares of the Company were cancelled.

15

Item 11. Description of Registrant’s Securities to be Registered.

Common Stock

The Common Stock has a par value of $0.0001 per share. The Number of shares of Common Stock Authorized is 16,000,000,000 shares. With respect to each matter submitted to a vote of stockholders of the Company, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

The Company is also authorized to issue:

2,000,000 shares of Series B Preferred stock of which 724,198 are issued and outstanding as of July 31, 2019.

With respect to each matter submitted to a vote of stockholders of the Company, each holder of Series B Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series B Preferred Stock owned by such holder times two (2).

100,000 shares of Series AA Preferred Stock of which 0 shares are issued and outstanding as of July 31, 2019..

With respect to each matter submitted to a vote of stockholders of the Company, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times ten thousand (10,0000).

1,000,000 shares of Series AAA Preferred Stock of which 0 shares are issued and outstanding as of July 31, 2019..

With respect to each matter submitted to a vote of stockholders of the Company, each holder of Series AAA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AAA Preferred Stock owned by such holder times one hundred thousand (100,000).

200,000 shares of Non Voting Convertible Preferred Stock of which 0 shares are issued and outstanding as of July 31, 2019

Each Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the Company’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the Company of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the Company’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

The rights evidenced by the common shares to be registered may be materially limited in the event that the Company issues shares of either Series B Preferred stock, Series AA Preferred stock , Series AAA Preferred stock or Non Voting Convertible Preferred Stock either due to severe dilution of voting power attributable to the superior voting rights of Series B Preferred stock, Series AA Preferred stock , Series AAA Preferred stock or through dilution of the Common Shares outstanding due to potential conversions of the Non Voting Convertible Preferred Stock.

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Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our bylaws provide that we may make provision for indemnifying and holding harmless Members of the Board of Directors, officers, employees, and agents of the corporation, and persons who formerly held such positions, and the estates of any of them against any or all claims and liabilities (including reasonable legal fees and other expenses incurred in connection with such claims or liabilities) to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position to the greatest extent allowable by law.

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Item 13. Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bio-Matrix Scientific Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Bio-Matrix Scientific Group, Inc. (the "Company") as of July 31, 2019, the related statement of operations, stockholders' equity (deficit), and cash flows for the period February 7, 2019 (Inception) through July 31, 2019 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2019, and the results of its operations and its cash flows for the period February 7, 2019 (Inception) through July 31, 2019, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

October 9, 2019

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BIOMATRIX SCIENTIFIC GROUP, INC.
CONSOLIDATED BALANCE SHEET

As of July 31, 2019
ASSETS
CURRENT ASSETS
Cash	$1,722
Accrued Interest Receivable	6,884
Total Current Assets	8,606
OTHER ASSETS
Investment Securities	48,199
Total Other Assets	48,199

TOTAL ASSETS	$56,805

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$295
Notes Payable	67,392
Total Current Liabilities	67,687
Total Liabilities	$67,687

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock ($.0001 par value) 20,000,000 shares authorized; 20,000,000 shares authorized; 2025760 issues and outstanding as of July 31, 2019	202
Series AA Preferred ($0.0001 par value) 100,000 shares authorized 0 issued and outstanding as of July 31, 2019
Series AAA Preferred ($0.0001 par value) 1,000,000 shares authorized 0 shares issued and and outstanding as of July 31, 2019
Series B Preferred Shares ($.0001 par value) 2,000,000 shares authorized; 724,198 issued and outstanding as of July 31 , 2019	72
Common Stock ($.0001 par value) 16,000,000,000 shares authorized and 15,616,865,172 issued and outstanding as of July 31, 2019	1,561,687
Non Voting Convertible Preferred Stock ($1 Par value) 200,000 shares authorized; 0 shares issued and outstanding as of July 31, 2019
Additional Paid in capital	10
Contributed Capital	630
Accumulated Deficit	(1,573,483)
Total Stockholders' Deficit	(10,882)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$56,805

The Accompanying Notes are an Integral Part of These Financial Statements

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BIO MATRIX SCIENTIFIC GROUP,INC
CONSOLIDATED STATEMENT OF OPERATIONS

Period from Inception ( February 7, 2019) to
July 31, 2019
REVENUES	$12,879

COST AND EXPENSES
General and Administrative	12,137
Total Costs and Expenses	12,137

OPERATING INCOME	742

OTHER INCOME & (EXPENSES)
Loss Recognized on Reverse Merger	(1,574,225)
Total Other Income & (Expense)	(1,574,225)

NET INCOME (LOSS)	$(1,573,483)
NET INCOME (LOSS) available to common shareholders
BASIC AND FULLY DILUTED EARNINGS (LOSS)	$(0.018)
Weighted average number of shares outstanding	86,907,271

The Accompanying Notes are an Integral Part of These Financial Statements

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BIO-MATRIX SCIENTIFIC GROUP INC.
Consolidated Statements of Stockholders' Deficit
For the period from inception to July 31, 2019

	Series AA Preferred		Series B Preferred		Serues AAA Preferred		Preferred Shares		Common		Nonvoting Convertible Preferred
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Contributed Capital	Total
Issuance of stock for Services February 7, 2019	0	0	0	0	0	0	0	0	1,000	0	0	0	10	0	0	10
Derecognition Shares in Reverse Merger July 31 2019									(1,000)
Common Shares Recognized in Reverse Merger July 31 2019									15,616,865,172	1,561,687						1,561,687
Preferred Shares Recognized in Reverse Merger July 31, 2019							2,025,760	202								202
Preferred B Shares Recognized in Reverse Merger July 31 2019			724,198	72												72
Contributed Capital for the period ended July 31 2019															630	630
Net Loss for the period ended July 31 2019														(1,573,483)		(1,573,483)
Balance July 31 2019	0	0	724,198	$72	0	0	2,025,760	$202	15,616,865,172	$1,561,687	0	0	$10	$(1,573,483)	$630	$(10,882)

The Accompanying Notes are an Integral Part of These Financial Statements

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BIO MATRIX SCIENTIFIC GROUP,INC
CONSOLIDATED STATEMENT OF CASH FLOWS

Period from Inception ( February 7, 2019) to
July 31, 2019
Net Income (loss)	$(1,573,483)
Adjustments to reconcile net Income to net cash (used in) provided by operating activities:
Stock issued for compensation to employees	10
Increase in Contributed Capital	630
Cash Received in Revers Merger	340
Loss Recognized in connection with reverse merger	1,574,225
Net Cash Provided by (Used in) Operating Activities	1,722
Net Increase (Decrease) in Cash	1,722

Cash at Beginning of Period	0
Cash at End of Period	$1,722

 The Accompanying Notes are an Integral Part of These Financial Statements

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BIO-MATRIX SCIENTIFIC GROUP, INC.

Notes to consolidated Financial Statements

As of July 31, 2019

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Bio-Matrix Scientific Group, Inc. (“Company”) was organized October 6, 1998, under the laws of the State of Delaware as Tasco International, Inc.

From October 6, 1998 to June 3, 2006 its activities have been limited to capital formation, organization, and development of its business plan to provide production of visual content and other digital media, including still media, 360-degree images, video, animation and audio for the Internet.

On July 3, 2006 the Company abandoned its efforts in the field of digital media production when it acquired 100% of the share capital of Bio-Matrix Scientific Group, Inc., a Nevada corporation, (“BMSG”) for consideration consisting of 10,000,000 shares of the common stock of the Company and the cancellation of 10,000,000 shares of the Company owned and held by John Lauring.

As a result of this transaction, the former stockholder of BMSG held approximately 80% of the voting capital stock of the Company immediately after the transaction. For financial accounting purposes, this acquisition was a reverse acquisition of the Company by BMSG under the purchase method of accounting, and was treated as a recapitalization with BMSG as the acquirer.

On July 31, 2019 the Company acquired 100% of the share capital of Pine Hills, Inc. (“Acquisition”), a Wyoming corporation, for consideration consisting of:

8,160,000,000 common shares of the Company issued to Heather Cassady, the sole shareholder of Pine Hills, Inc. (“Pine Hills Shareholder”)

The agreement that the sole officer and director of the Company shall resign and the Company shall appoint the nominees of the Pine Hills Shareholder to serve as Chairman of the Company, Chief Executive Officer of the Company, Chief Financial Officer of the Company, Secretary of the Company and Treasurer of the Company.

The cancellation by the Company of all outstanding shares of Series AA and Series AA Preferred stock of the Company.

Upon completion of the Acquisition, the Pine Hills shareholder owned approximately 54% of the voting capital stock of the Company immediately after the transaction. For financial accounting purposes, this acquisition was a reverse acquisition of the Company by Pine Hills, Inc. and was treated as a recapitalization with Pine Hills Inc. as the acquirer.

The Company, through its wholly owned subsidiary Pine Hills, Inc., provides services consisting of data storage and the archiving of corporate documents.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a September 30 year-end.

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B. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Bio-Matrix Scientific Group, Inc., a Delaware corporation and Pine Hills Inc., a Wyoming corporation and 100% owned subsidiary.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

D. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

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E. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of  July 31, 2019 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

F.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. There were no Common Stock Equivalents as of July 31, 2019

H. INVESTMENT SECURITIES

The Company measures equity investments (except those accounted for under the equity method and those that result in consolidation of the investee) at fair value and recognizes any changes in fair value in net income.

I. REVENUE RECOGNITION

During the period beginning with inception (February 7, 2019) and ending July 31, 2019 the Company recognized revenue in accordance with ASC 606. In order to achieve the core principle of ASC 606, the Company applies the following steps with regard to recognition of revenue:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when the Company satisfies a performance obligation.

During the period beginning with inception ( February 7, 2019) and ending July 31, 2019 the Company recognized revenue of $12,879. Revenue was generated by the providing of long term data storage services and data backup services to customers. All performance obligations required to be performed were performed within the period. All payments by customers were made within the period.

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NOTE 2 .  RECENT ACCOUNTING PRONOUNCEMENTS

In January 2016, the FASB issued Accounting Standards Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 requires that equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) are to be measured at fair value with changes in fair value recognized in net income. The Company has adopted ASU 2016-01 effective the fiscal year ending 2019. This guidance is not expected to have a material impact on the Company’s financial statements.

In May 2014, the FASB, in conjunction with the International Accounting Standards Board ("IASB"), issued ASU No. 2014-09, "Revenue from Contracts with Customers" (ASC 606), which supersedes the existing revenue recognition requirements under U.S. GAAP and eliminates industry-specific guidance. The new revenue recognition standard provides a five step analysis of transactions to determine when and how revenue is recognized. The new model requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. The Company has adopted ASC 606 since inception ( February 7, 2019).

On February 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-02, Leases (Topic 842). The ASU requires organizations that lease assets, referred to as "lessees," to recognize on the consolidated statement of financial position the rights and obligations created by those leases. The ASU also requires disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the consolidated financial statements. The ASU on leases became effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company has not adopted the provisions of this ASU. This guidance is not expected to have a material impact on the Company’s financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with the accounting for employee share-based compensation. This ASU is effective for annual periods beginning after December 15, 2018 and interim periods within those annual periods, with early adoption permitted. We adopted the provisions of this ASU in the fiscal year ended 2019. This guidance is not expected to have a material impact on the Company’s financial statements.

NOTE 3.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has generated net losses of $1,573,483 during the period from February 7, 2019 (inception) through July 31, 2019. This condition raises substantial doubt about the Company's ability to continue as a going concern. Disregarding a one time noncash charge of $1,574,225 the Company generated net profit of only $742 during the period from February 7, 2019 (inception) through July 31, 2019. The Company's continuation as a going concern is dependent on its ability to meet its obligations and to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. ACQUISITION OF PINE HILLS, INC.

On July 31, 2019 the Company consummated the acquisition of 100% of the outstanding shares of Pine Hills , Inc. for consideration consisting of the following:

8,160,000,000 common shares of the Company issued to Heather Cassady, the sole shareholder of Pine Hills, Inc. (“Pine Hills Shareholder”)

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The resignation of the sole officer and director of the Company, David R. Koos

The appointment of Heather Cassady as Chairman of the Company

The appointment of Timothy Foat to the positions of Chief Executive Officer of the Company, Chief Financial Officer of the Company, Secretary of the Company and Treasurer of the Company.

The cancellation by the Company of all outstanding shares of Series AA and Series AA Preferred stock of the Company.

The acquisition of Pine Hills, Inc. (“PHI”) was accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, the Company was treated as the “acquired” company for accounting purposes. This determination was primarily based on PHI’s equity holders having a majority of the voting power of the combined company, PHI. comprising the ongoing operations of the combined entity, PHI comprising a majority of the governing body of the combined company, and senior management selected by the former majority shareholder of PHI comprising the senior management of the combined company.

The following assets and liabilities of the Company were recognized in connection with the reverse merger as of July 31, 2019:

Assets:
Cash:	$340
Accrued Interest Receivable:	$6,884

Investment Securities with a Fair Value of $48,199

Liabilities:
Accounts Payable of $295.
Notes Payable of $67,392

The completion of the reverse merger resulted in the Company recognizing a one time noncash charge of $1,574,225 resulting from the aggregate of:

15, 616,865, 172 Common Shares of the Company recognized in the reverse merger at par value ($0.0001)

2,025,846 Preferred Shares of the Company recognized in the reverse merger at par value ($0.0001)

724,222 of the Series B Preferred Shares of the Company recognized in the reverse merger at par value ($0.0001)

a noncashcharge of $12,483 representing the net liabilities recognized in the reverse merger.

NOTE 5. ACCRUED INTEREST RECEIVABLE

Accrued Interest Receivable recognized in the reverse merger consists of $6,884 of interest earned but not received due to the Company by Regen Biopharma, Inc. and recognized in the reverse merger. Accrued Interest Receivable of $6,884 is due at the demand of the Company.

NOTE 6. NOTES PAYABLE

Notes Payable as of July 31, 2019 consist of the following:

David Koos	$18,992
Blackbriar Partners	$48,400
Total as of July 31, 2019	$67,392

All Notes Payable are due at the demand of the Holder and bear no interest.

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NOTE 7. SHAREHOLDER’S EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of July 31, 2019:

Preferred stock, $0.0001 par value; 20,000,000 shares authorized:

2,025,760 Preferred Shares, par value $0.0001, issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series B Preferred Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

0 Series AA Preferred Shares, par value $0.0001, issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times ten thousand (10,0000).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

 0 Series AAA Preferred Shares, par value $0.0001, issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AAA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AAA Preferred Stock owned by such holder times one hundred thousand (100,0000).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AAA Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

724,198 Series B Preferred Shares, Par Value $0.0001, issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series B Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series B Preferred Stock owned by such holder times two (2).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Non Voting Convertible Preferred Stock, $1.00 Par value, 200,000 shares authorized, 0 shares issued and outstanding

Each Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the corporation of the holder’s intent to convert.

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“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Non Voting Convertible Preferred shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Common stock, $ 0.0001 par value; 16,000,000,000 shares authorized: 15,616,865,172 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

NOTE 8. RELATED PARTY TRANSACTIONS

During the period commencing from inception and ending July 31, 2019 a company controlled by the Company’s Chief Executive Officer made capital contributions of $630 to the Company.

The Company utilizes office space free of charge provided by a company controlled by the Company’s Chief Executive Officer.

NOTE 9. INVESTMENT SECURITIES

On July 31, 2019 the Company recognized 66,667 of the common shares of Entest Group, Inc. acquired in the reverse merger.

On July 31, 2019 the Company recognized 29076665 of the common shares of Regen Biopharma, Inc. acquired in the reverse merger.

On July 31, 2019 the Company recognized 2907665 of the Series A Preferred shares of Regen Biopharma, Inc. acquired in the reverse merger.

On July 31, 2019 the Company recognized 4,411 of the common shares of Zander Therapeutics, Inc. acquired in the reverse merger.

On July 31, 2019 the Company recognized 5,000 of the Series M Preferred Shares of Zander acquired in the reverse merger

On July 31, 2019 the Company recognized 8,333 of the Preferred Series B shares of of Entest Group, Inc. acquired in the reverse merger.

The abovementioned constitute the Company’s sole investment securities as of July 31, 2019.

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As of July 31, 2019:

66,667	Common Shares of Entest Group, Inc.

Basis	Fair Value	Change in Fair Value for the period from Inception (2/7/1019) to 7/31/2019
$1,133	$$1,133	0

29076665	Common Shares of Regen Biopharma, Inc.

Basis	Fair Value	Change in Fair Value for the period from Inception (2/7/1019) to 7/31/2019
$17,446	$$17,446	0

290766	5	Series A Preferred Shares of Regen Biopharma, Inc.

Basis		Fair Value	Change in Fair Value for the period from Inception (2/7/1019) to 7/31/2019
$29,076		$$29,076	0

4411	Common Shares of Zander Therapeutics, Inc.

Basis	Fair Value	Change in Fair Value for the period from Inception (2/7/1019) to 7/31/2019
$254	$$254	0

5000	Series M Preferred Shares of Zander Therapeutics, Inc.

Basis	Fair Value	Change in Fair Value for the period from Inception (2/7/1019) to 7/31/2019
254	$$289	0

833	3	Series B Preferred Shares of Entest Group, Inc.

Basis		Fair Value	Change in Fair Value for the period from Inception (2/7/1019) to 7/31/2019
$0		$$0	0

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 NOTE 10. INCOME TAXES

As of July 31, 2019

Deferred tax assets:
Net operating tax carry forwards	$6,587,950
Other	-0-
Gross deferred tax assets	6,587,950
Valuation allowance	(6,587,950)
Net deferred tax assets	$-0-

As of July31, 2019 the Company has a Deferred Tax Asset of $6,587,950 completely attributable to net operating loss carry forwards of approximately $31,371,191 acquired in the Reverse Merger.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain.

In addition, if as a result of a stock transfer or a reorganization, a corporation undergoes an “ownership change,” Code Section 382 limits the corporation’s right to use its NOLs each year thereafter to an annual percentage of the fair market value of the corporation at the time of the ownership change (the “Section 382 Limitation”).

A corporation is considered to undergo “an ownership change” if, as a result of changes in the stock ownership by “5-percent shareholders” or as a result of certain reorganizations, the percentage of the corporation’s stock owned by those 5-percent shareholders increases by more than 50 percentage points over the lowest percentage of stock owned by those shareholders at any time during the prior three-year testing period. Five-percent shareholders are persons who hold 5% or more of the stock of a corporation at any time during the testing period as well as certain groups of shareholders (based typically on whether they acquired their shares in a single offering or exchange transaction) who are not individually 5-percent shareholders.

As the Company has undergone an “ownership change” as a result of the Reverse Merger and as the Company will require cash infusions in order to implement its business plan, and as it is probable, although not guaranteed, that such funding needs may be met through the sale of equity securities to “5-percent shareholders””, the Company recognized a valuation allowance equal to the deferred Tax Asset and the Company recorded a valuation allowance reducing all deferred tax assets to 0.

Income tax is calculated at the 21% Federal Corporate Rate.

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NOTE 11. STOCK TRANSACTIONS

Common Shares

On May 6, 2016 the Company issued 287,138,354 of its Common Shares in satisfaction of $28,713 of convertible indebtedness.

On September 6, 2016 the Company issued 390,068,951 of its Common Shares in satisfaction of $39,006 of convertible indebtedness.

On September 21, 2016 the Company issued 419,124,717 of its Common Shares in satisfaction of $41,912 of convertible indebtedness.

On December 5, 2016 the Company issued 401275700 of its Common Shares in satisfaction of $40,140 of convertible indebtedness.

On July 18, 2019 the Company issued 500,000,000 of its Common Shares is satisfaction of $25,000of indebtedness.

On July 18, 2019 the Company issued 8,160,000,000 Common Shares in consideration of all issued and outstanding shares of Pine Hills, Inc.

Preferred Shares

On November 29, 2019 the Company issued 960,000 shares of its Series AAA Preferred Stock in satisfaction of $10,000 of indebtedness.

Cancellation of Preferred Shares

On July 26, 2019 1,000,000 of the issued and outstanding Series AAA Preferred shares of the Company were cancelled.

On July 26, 2018 94,852 of the issued and outstanding Series AA Preferred shares of the Company were cancelled.

NOTE 12. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of issuance noting no material subsequent events to report.

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable

Item 15. Financial Statements and Exhibits.

Exhibit Index
3(i)	Certificate of Incorporation
3(ii)	Amendment to Certificate of Incorporation
3(iii)	Amendment to Certificate of Incorporation
3(iv)	Bylaws
3(v)	Certificate of Designation Series B
3(vi)	Certificate of Designation Series AA
3(vii)	Certificate of Designation Series AAA
3(viii)	Bylaws
10.1	Stock Purchase Agreement Purchase of Pine Hills Inc
10.2	Line of Credit Note Payable David Koos
10.3	Forgiveness Letter David Koos
10.4	Blackbriar Note 15000
10.5	Blackbriar Note 5000
10.6	Forgiveness Letter Blackbriar
4.1	Form of Certificate Common stock
14	Code of Ethics

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Bio Matrix Scientific Group, Inc.

Date: October 9, 2019	By:	/s/ Timothy Foat
	Name:	Timothy Foat
	Title:	Chief Financial Officer

Bio Matrix Scientific Group, Inc.

Date: October 9, 2019	By:	/s/ Timothy Foat
	Name:	Timothy Foat
	Title:	Chief Executive Officer

Bio Matrix Scientific Group, Inc.

Date: October 9, 2019	By:	/s/ Heather Cassady
	Name:	Heather Cassady
	Title:	Chairman of the Board of Directors

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